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                                                                     EXHIBIT 5.1



                                   LAW OFFICES
                             SHEFSKY & FROELICH LTD.
                            444 NORTH MICHIGAN AVENUE
                             CHICAGO, ILLINOIS 60611
                                   __________

                            TELEPHONE (312) 527-4000
                            FACSIMILE (312) 527-5921
                          E-MAIL sfltd@shefskylaw.com











                               January 13, 1998



Metal Management, Inc.
500 North Dearborn
Suite 405
Chicago, Illinois  60610

Gentlemen:

         We have acted as your special counsel in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 15,896,858 shares of the Company's common stock, par value $0.01 per share, a total of 9,114,769 of which are outstanding on the date hereof, and a total of 6,782,089 shares which are issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock (each as defined in the Registration Statement), conversion of a note payable and exercise of warrants previously granted by the Company.

         In rendering this opinion, we have examined such corporate records, documents, instruments and certificates of the Company, have received and reviewed representations from the officers and directors of the Company and have reviewed those questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons executing such documents, instruments, records and certificates.

         We are admitted to practice law in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws or jurisdictions other than the laws of the State of Illinois, and the Delaware General Corporation Law, all as currently in effect.

         We call your attention to the fact that certain attorneys employed by our firm beneficially own, or have the right to acquire through the exercise of warrants or options granted to such individuals, an aggregate of 133,000 shares of the Company's common stock. In addition, certain


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                             SHEFSKY & FROELICH LTD.

Metal Management, Inc.
January 13, 1998
Page 2


members of the firm have received compensation in the form of warrants for non-legal services in connection with certain issuances of securities by the Company.

         Based upon our examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that:
(i) the Shares currently outstanding and offered for sale on the terms and conditions set forth in the Registration Statement have been duly and validly authorized and are validly issued, fully-paid and nonassessable; and (ii) the Shares issuable upon exercise of options or warrants or upon conversion of Series A Preferred Stock and Series B Preferred Stock (the options, warrants, Series A Preferred Stock and Series B Preferred Stock are collectively referred to herein as the "Derivative Securities") have been duly authorized for issuance and when issued in conformity with the documents governing the issuance of the Derivative Securities will be validly issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,

                                                     /s/ SHEFSKY & FROELICH LTD.

                                                     SHEFSKY & FROELICH LTD.

MJC/SMS/gm